                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        October 11, 2000 (July 28, 2000)



                               JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)



              Delaware                    0-28104           95-4527222
   (State or other jurisdiction of      (Commission       (I.R.S. Employer
   incorporation or organization)       File Number)     Identification No.)



 22761 Pacific Coast Highway, Malibu, California            90265
    (Address of principal executive offices )            (Zip Code)


Registrant's telephone number, including area code:    (310) 456-7799

     THIS FORM 8-K/A IS AN AMENDMENT TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K FILED ON AUGUST 11, 2000 (RELATING TO THE REGISTRANT'S ACQUISITION OF PENTECH INTERNATIONAL INC.) TO FILE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE INITIAL FILING OF THE CURRENT REPORT, IN ACCORDANCE WITH ITEMS 7(a)(4) AND (b)(2), RESPECTIVELY.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     For a description of the Registrant's acquisition of Pentech International Inc. ("Pentech"), refer to Item 2 of the Registrant's Current Report on Form 8-K, filed on August 11, 2000, which Item 2 is incorporated in its entirety herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

        1. Pentech's consolidated financial statements as of September 30, 1999 and 1998 and for the three years ended September 30, 1999.

        2. Pentech's condensed consolidated financial statements as of June 30, 2000 and September 30, 1999 and for the three and nine month periods ended June 30, 2000 and 1999 (unaudited).
(b)     Pro Forma Financial Information.


(c)     Exhibits.

Number          Description
-------         -----------
2.1             Agreement of Merger dated as of May 22, 2000 among JAKKS
                Pacific, Inc., JAKKS Acquisition II, Inc. and Pentech
                International Inc.(1)

2.2             First Amendment dated as of July 13, 2000 to Agreement of
                Merger(1)

2.3             Voting and Lock-Up Agreement dated May 22, 2000 among JAKKS
                Pacific, Inc. and certain stockholders of Pentech International
                Inc.(1)

10.1            Loan and Security Agreement dated as of January 13, 1997 among
                Pentech International Inc., certain subsidiaries thereof and Bank of America, N.A. (formerly BankAmerica Business Credit,
                Inc.)(2)

10.2 Waiver and First Amendment dated as of January 11, 1999 to Loan and Security Agreement(3)

10.3            Waiver, Consent and Second Amendment dated as of December 20,
                1999 to Loan and Security Agreement(4)

10.4            Consent, Waiver and Third Amendment dated as of July 27, 2000 to
                Loan and Security Agreement(1)

23.1            Consent of Ernst & Young LLP(5)

---------------------
        (1)    Previously filed

        (2) Incorporated by reference to exhibit 10.7 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1996

        (3) Incorporated by reference to exhibit 10.5 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1998

        (4) Incorporated by reference to exhibit 10.6 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1999

        (5)    Filed herewith

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION


                                                                                   Page
                                                                                   ----
Consolidated Financial Statements of Pentech
and Subsidiaries (Audited)

  Report of Independent Auditors..............................................     F-1

  Consolidated Balance Sheets as of September 30, 1999 and
  1998........................................................................     F-2

  Consolidated Statements of Operations for the
  years ended September 30, 1999, 1998 and 1997 ..............................     F-4

  Consolidated Statements of Shareholders' Equity for
  the years ended September 30, 1999, 1998 and 1997...........................     F-5

  Consolidated Statements of Cash Flows for the
  years ended September 30, 1999, 1998 and 1997...............................     F-6

  Notes to Consolidated Financial Statements..................................     F-8

Condensed Consolidated Financial Statements of Pentech and Subsidiaries (Unaudited)

  Condensed Consolidated Balance Sheets as of June 30,
  2000 and September 30, 1999.................................................     F-26

  Condensed Consolidated Statements of Operations for
  the three month periods and nine month periods
  ended June 30, 2000 and 1999................................................     F-28

  Condensed Consolidated Statements of Cash Flows for
  the nine month periods ended June 30, 2000 and 1999.........................     F-29

  Notes to Condensed Consolidated Financial Statements........................     F-31

Unaudited Pro Forma Consolidated Financial Statements

  Introduction................................................................     F-39

  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000..........     F-40

  Unaudited Pro Forma Consolidated Statements of Operations for the
  year ended December 31, 1999 and the six month period ended
  June 30, 2000...............................................................     F-41


  Notes to Unaudited Pro Forma Consolidated Financial Statements..............     F-42


                         REPORT OF INDEPENDENT AUDITORS





Board of Directors
Pentech International Inc.


We have audited the accompanying consolidated balance sheets of Pentech International Inc. and subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pentech International Inc. and subsidiaries as of September 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.



                                               s/ERNST & YOUNG LLP
                                               -------------------
                                               ERNST & YOUNG LLP

MetroPark, New Jersey
December 8, 1999, except
for Note 3(c), as to which the
date is December 20, 1999

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                 Assets (Note 3)

                                               September 30,
                                          1999            1998
                                      -----------     -----------
Current Assets:
  Cash and cash equivalents           $         -     $   759,349
  Accounts receivable, net
   of allowance for doubtful
   accounts $35,654 and $128,814
   in 1999 and 1998, respect-
   ively)                              15,300,613      14,327,195
  Inventory (Note 2)                   15,415,326      20,015,241
  Income taxes receivable (Note 5)            300         448,087
  Prepaid expenses and other            1,632,401       1,436,415
  Available-for-Sale Security
  (Notes 1 and 13)                        181,400         621,875
                                      -----------     -----------

Total current assets                   32,530,040      37,608,162
                                      -----------     -----------


Equipment:
  Equipment and furniture               9,472,206       8,934,327
  Less accumulated depreciation        (6,317,823)     (5,372,044)
                                      -----------     -----------

                                        3,154,383       3,562,283
                                      -----------     -----------

Other assets:
  Trademarks, net of
   amortization of $762,388
   and $666,766 in 1999 and
   1998, respectively                     236,301         239,530
  Due from officer                        173,512         173,512
                                      -----------     -----------

                                          409,813         413,042
                                      -----------     -----------

                                      $36,094,236     $41,583,487
                                      ===========     ===========




See accompanying notes.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                      Liabilities and Shareholders' Equity

                                              September 30,
                                           1999            1998
                                       -----------     -----------
Current liabilities:
  Notes payable (Note 3)               $13,881,901     $18,618,186
  Accounts payable                       3,322,094       2,455,073
  Accrued expenses (Note 11)             3,055,309       3,351,962
  Settlement note payable (Note 8)         300,000         300,000
                                       -----------     -----------

Total current liabilities               20,559,304      24,725,221
                                       -----------     -----------

Other liabilities:
  Royalty payable, long-term (Note 8)       50,000         100,000
  Settlement note payable,
   long-term (Note 8)                    1,500,000       2,000,000
                                       -----------     -----------

                                         1,550,000       2,100,000
                                       -----------     -----------

Commitments and contingencies
  (Note 6)
Shareholders' equity (Notes 1 and 4):
Preferred stock, par value
  $.10 per share; authorized
  500,000 shares; issued
  and outstanding, none                          -               -
Common stock, par value $.01
  per share; authorized 20,000,000
  shares; issued and outstanding
  12,571,258 and 12,570,258 in
  1999 and 1998, respectively              125,713         125,703
Capital in excess of par                 6,838,723       6,837,983
Retained earnings                        6,839,096       7,172,705
Accumulated other comprehensive
 income (Notes 1 and 13)                   181,400         621,875
                                       -----------     -----------

                                        13,984,932      14,758,266
                                       -----------     -----------

                                       $36,094,236     $41,583,487
                                       ===========     ===========



See accompanying notes.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations


                                  Year ended September 30,
                                1999          1998          1997
                            -----------   -----------   -----------

Net sales (Note 9)          $60,949,084   $57,485,045   $60,806,386
Cost of sales                41,529,037    41,350,327    39,975,368
                            -----------   -----------   -----------

Gross profit                 19,420,047    16,134,718    20,831,018

Selling, general and
 administrative expenses     18,286,990    18,474,161    17,988,791
Loss from cosmetics
 operation (Note 7)                   -             -       687,000
                            -----------   -----------   -----------

Income (loss) from
 operations                   1,133,057    (2,339,443)    2,155,227
                            -----------   -----------   -----------

Other (income) expense:
(Income) from
  litigation (Note 14)                       (965,542)            -
 Interest expense             1,470,699     1,528,779     1,583,750
 Interest income                 (4,033)      (33,392)       (9,660)
                            -----------   -----------   -----------

                              1,466,666       529,845     1,574,090
                            -----------   -----------   -----------

(Loss) income before
 taxes                         (333,609)   (2,869,288)      581,137

Income tax expense (benefit)
 (Note 5)                             -       635,015       (18,877)
                            -----------   -----------   -----------

Net (loss) income           $  (333,609)  $(3,504,303)  $   600,014
                            ===========   ===========   ===========

Basic and diluted
 (loss) earnings per common
 share (Note 1)                 ($.03)       ($.28)          $.05
                            ===========   ===========   ===========




See accompanying notes.

                   Pentech International Inc. and Subsidiaries
                 Consolidated Statements of Shareholders' Equity
                  Years ended September 30, 1999, 1998 and 1997

                             Common Stock                 Capital
                           Number of Shares               in                                         Accumulated
                                                          Excess     Retained     Comprehensive      Other Comprehen-
                          Authorized   Issued    Amount   of Par     Earnings     Income (loss)      sive Income
                          ---------- ----------  -------  ---------  ----------   -------------      ---------------
Balance, September
  30, 1996                20,000,000 10,496,758  104,968  5,845,781  10,076,994                                    -
Issuance of Common
  Stock                               2,007,500   20,075    943,362

Net income                                                              600,014          $600,014
                          ---------- ---------- -------- ---------- -----------   ===============   ----------------

Balance, September
  30, 1997                20,000,000 12,504,258  125,043  6,789,143  10,677,008                                    -

Comprehensive (loss):
Net loss                                                             (3,504,303)      $(3,504,303)

Other comprehensive income:
Unrealized gain on
 available-for-sale
 security                                                                                 621,875            621,875
                                                                                  ---------------

Comprehensive (loss)                                                                  $(2,882,428)
                                                                                  ===============
Issuance of Common Stock                 66,000      660     48,840
                          ---------- ---------- -------- ---------- -----------                     ----------------

Balance, September 30,
  1998                    20,000,000 12,570,258  125,703  6,837,983   7,172,705                              621,875

Comprehensive (loss):
Net loss                                                               (333,609)        $(333,609)

Other comprehensive (loss)
Unrealized loss on
 available-for-sale
 security                                                                                (440,475)          (440,475)
                                                                                  ---------------

Comprehensive (loss)                                                                    $(774,084)
                                                                                  ===============
Issuance of Common Stock                  1,000       10        740
                          ---------- ---------- -------- ---------- -----------                     ----------------

                          20,000,000 12,571,258 $125,713 $6,838,723 $ 6,839,096                     $        181,400
                          ========== ========== ======== ========== ===========                     ================


See accompanying notes.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                             Year ended September 30,
                                       1999           1998          1997
                                   -----------    ------------  -----------
Cash flows from operating
activities
Net (loss) income                  $  (333,609)   $ (3,504,303) $   600,014
Adjustments to reconcile
 net (loss) income  to net cash
 (used in) provided by
 operating activities:
  Depreciation                         945,779         942,432      982,702
  Amortization                          95,622         100,363      116,925
  Provision for losses on
   accounts receivable                  95,753         134,974       15,401
  Deferred income taxes                      -         635,015      290,099
  Provision for loss from
   cosmetics operation                       -               -      687,000

  Change in assets and
   liabilities:
    (Increase) decrease in
      accounts receivable           (1,069,171)      1,746,117   (1,771,187)
    Decrease (increase) in
      inventory                      4,599,915      (1,957,743)    (152,916)
    (Increase) decrease in
      prepaid expenses and other      (195,986)        118,620     (605,228)
    (Increase) in due from
      officer                                -         (32,000)     (32,001)
    (Decrease) in bankers'
      acceptances payable                    -               -   (1,488,757)
    Increase (decrease) in
      accounts payable                 867,021       1,121,468     (331,698)
    (Decrease) in
      accrued expenses                (296,653)        (88,742)    (386,426)
    (Decrease) in settlement
      payables                        (550,000)       (500,000)  (1,000,000)
    Change in income
      taxes payable/
      receivable                       447,787         (25,641)     723,968
                                   -----------    ------------  -----------

    Net cash provided
      by (used in)
      operating activities           4,606,458      (1,309,440)  (2,352,104)



See accompanying notes.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES


                                             Year ended September 30,
                                        1999           1998         1997
                                    -----------    ----------   ----------
Cash flows from investing
 activities
Sale of cosmetics assets                      -       758,426            -
Purchase of equipment and
 furniture                             (537,879)     (697,884)    (793,006)
Increase in trademarks                  (92,393)      (70,185)    (118,891)
                                    -----------    ----------   ----------

 Net cash used in investing            (630,272)       (9,643)    (911,897)
 activities

Cash flows from financing
 activities
Net (decrease) increase in
 notes payable                       (4,736,285)    1,380,120   (4,114,432)
Proceeds from the issuance
 of Common Stock                            750        49,500      963,437
                                    -----------    ----------   ----------

Net cash (used in)
 provided by financing
 activities                          (4,735,535)    1,429,620   (3,150,995)
                                    -----------    ----------   ----------
Net (decrease) increase
 in cash and cash equi-
 valents                               (759,349)      110,537   (6,414,996)

Cash and cash equivalents,
 beginning of year                      759,349       648,812    7,063,808
                                    -----------    ----------   ----------

Cash and cash equivalents,
 end of year                        $         -    $  759,349   $  648,812
                                    ===========    ==========   ==========

Supplemental disclosures
 of cash flow information
Non-cash investing activities:
 (Decrease) increase in fair
  value of available for
  sale equity security              $  (440,475)   $  621,875
  Purchase of fixed assets by
   capital lease                          -                 -   $   72,050
  Cash paid during the
   year for:
   Interest                         $ 1,557,011    $1,454,840    1,773,920
   Income taxes                               -             -       30,931





See accompanying notes.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                               September 30, 1999


1.  Summary of Significant Accounting Policies

Organization

         Pentech International Inc. (the "Company") was formed in April 1984. A wholly-owned subsidiary, Sawdust Pencil Co. ("Sawdust"), was formed in November 1989. The Company and its subsidiary are engaged in the production, design, and marketing of writing and drawing instruments. In October 1993, the Company formed another wholly-owned subsidiary, Pentech Cosmetics, Inc., to manufacture and distribute cosmetic pencils. During Fiscal 1997, the Company decided to dispose of this product line. The Company primarily operates in one business segment: the manufacture and marketing of pens, markers, pencils, other writing instruments and activity kits, primarily to major mass market retailers located in the United States, under the "Pentech" name or licensed trademark brand. The Company's fiscal year ends September 30.

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash Equivalents

         The Company considers all time deposits with a maturity of three months or less to be cash equivalents.

Inventory and Cost of Sales

         Inventory is stated at the lower of cost (first-in, first-out) or market. Cost of sales for imported products includes the invoice cost, duty, freight in, display and packaging costs. Cost of domestically manufactured products includes raw materials, labor, overhead and packaging costs.

Equipment and Depreciation

         Equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets, which range between five to ten years. Major improvements to existing equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the assets are charged to expense as incurred.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


1. Summary of Significant Accounting Policies (cont'd)


Trademarks

         Costs related to trademarks are being amortized over a five year period on a straight-line basis.

Revenue recognition

         Revenue is recognized upon shipment of product to the customer.

Fair Value of Financial Instruments

         The fair value for cash and accounts receivable approximate carrying amounts due to the short maturity of these instruments. The fair value amounts for notes payable approximate carrying amounts due to the variable interest rates.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Loss) Earnings Per Share:

         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which was adopted by the Company in December 1997. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earning per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share for all periods have been presented and conform to the SFAS No. 128 requirements.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999



1.       Summary of Significant Accounting Policies (cont'd)


         The following table sets forth the computation of basic and diluted earnings per share:



                                   YEAR ENDED SEPTEMBER 30,
                           ----------------------------------------
                               1999           1998          1997


Numerator:
 Net (loss) income        $  (333,609)    $(3,504,303)  $   600,014
                          ===========     ===========   ===========


Denominator:
 Denominator for basic
   earnings per share-
   weighted average
   shares                  12,570,508      12,537,258    12,297,124


Effect of dilutive
 securities:
 Employee stock
  options                           0               0       194,043
                          -----------     -----------   -----------

Denominator for diluted
 earnings per share -
 adjusted weighted
 average shares and
 assumed conversions:      12,570,508      12,537,258    12,491,167
                          ===========     ===========   ===========


Basic and diluted
 (loss) income
  per share                   ($.03)         ($.28)         $.05
                          ===========     ===========   ===========

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


1.       Summary of Significant Accounting Policies (cont'd)


Stock Based Compensation

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.


Other Recently Issued Accounting Standard

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for years beginning after June 15, 2000. The Company has completed its review of SFAS 133 and has concluded that the adoption of this statement would not have any effect on the Company and its reporting.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999



2.  Inventory


                                        1999                1998
                                    -----------         -----------

Raw materials                       $ 4,261,866         $ 6,634,833
Work-in-process                       1,748,504           1,641,162
Finished goods                       10,510,956          12,849,246
Allowance for slow-
moving items                         (1,106,000)         (1,110,000)
                                    -----------         -----------

                                    $15,415,326         $20,015,241
                                    ===========         ===========



3.  Notes Payable

                                        1999                1998
                                    -----------         -----------


Revolving line of credit
 interest payable monthly
 at prime plus .5% (8.75% at
 September 30, 1999 and 9%
 at September 30, 1998)             $ 1,881,901         $ 4,618,186

Revolving line of credit,
 interest payable monthly at
 libor plus 2.5% (ranging from
 7.76% to 7.87% at September 30,
 1999 and 7.813% to 8.188%
 at September 30, 1998)              12,000,000          14,000,000
                                    -----------         -----------

                                    $13,881,901         $18,618,186
                                    ===========         ===========

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


3.  Notes Payable (cont'd)

         (a) In January 1997, the Company entered into a three year $30,000,000 Revolving Credit Agreement with BankAmerica Business Credit, Inc. now known as Bank of America, N.A. ("BABC") (the "Credit Agreement"). Borrowings under the Credit Agreement are subject to limitations based upon eligible inventory and accounts receivable as defined in the Credit Agreement. Amounts borrowed under the Credit Agreement accrue interest, at the Company's option, at either prime plus .5% or libor plus 2.5%.

         The Credit Agreement is collateralized by a security interest in substantially all of the assets of the Company. In connection with the Credit Agreement, the Company has agreed, among other things, to the maintenance of certain minimum amounts of tangible net worth and interest coverage ratios and the Company cannot declare a cash divided without the consent of BABC.

         (b) In January 1999, the Company and BABC entered into an agreement to amend the Credit Agreement. This amendment, among other things, waived compliance with the violated covenants, reduced the revolving credit facility to $25,000,000, modified the financial covenants for Fiscal 1999, lowered the maximum inventory advance and allowed for a seasonal over-advance.

         (c) In December 1999, the Company and BABC entered into an agreement to renew the Credit Agreement for an additional three years (the "Renewal"). The Renewal, among other things, waives compliance with certain financial covenants violated at September 30, 1999, modifies the financial covenants for the next three fiscal years, increases the maximum inventory advance and allows for a seasonal over-advance.

         The weighted average annual interest rate during the periods on the outstanding short-term borrowings was 8.0% and 8.4% for fiscal years ended September 30, 1999 and 1998, respectively.

4.  Shareholders' Equity

Stock Options

         During Fiscal 1997, the Company granted options (outside of the plans discussed herein) covering in the aggregate 20,000 shares of common stock at an exercise price of $1.19 per share (representing fair market value at date of grant). In addition, options covering in the aggregate of 175,000 shares were canceled.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


4. Shareholders' Equity (cont'd)

Stock Option Plans

         On January 5, 1989, the Company adopted a stock option plan ("1989 Plan"). The 1989 Plan provides for options and limited stock appreciation rights ("Limited SARs") to be granted in tandem to issue up to 600,000 shares of common stock. Limited SARs may only be granted in conjunction with related options.

         The exercise price of options granted may not be less than the fair market value of the shares on the date of the grant (110% of such fair market value for a holder of more than 10% of the Company's voting securities), nor may options be exercised more than ten years from date of grant (5 years for a holder of more than 10% of the Company's voting securities). No SARs have been granted. The 1989 Plan was terminated on January 5, 1999. Outstanding options continue to be exercisable according to their terms and remain subject to all the terms and conditions of the 1989 Plan, however no more grants can be issued.

         On April 14, 1993, the Company adopted a Stock Option Plan ("1993 Plan"). The 1993 Plan provides for the issuance of incentive and nonstatutory stock options to employees, consultants, advisors and/or directors for a total up to 700,000 shares of common stock. The exercise price of options granted may not be less than the fair market value of the shares on the date of grant (110% of such fair market value for a holder of more than 10% of the Company's common stock), nor may options be exercised more than five years from date of grant. The 1993 Plan will terminate on January 4, 2003.

         On May 9, 1995, the Company adopted a Stock Option Plan ("1995 Plan"). The 1995 Plan provides for the issuance of incentive and nonstatutory stock options to employees, consultants, advisors and/or directors for a total of up to 700,000 shares of Common Stock. The determination of the exercise price of the options granted under the 1995 Plan are the same as those of the 1993 Plan. The 1995 Plan will terminate on January 4, 2005.

         On November 26, 1996, the Board of Directors offered to cancel and reissue certain options (at a reduced level) in the 1989 and 1993 Plans at the fair market value of the Company's Common Stock on such date. Upon acceptance by the option holders, the vesting period began one year from the date of the offer and the options become exercisable ratably over a period of three years and expire four years from the date of issuance.

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


4. Shareholders' Equity (cont'd)


         The table below presents option information for the 1989 Plan:

                         Year ended            Year ended                 Year ended
                        Sept. 30, 1999        Sept. 30, 1998             Sept. 30, 1997
                   Price range  Shares    Price range   Shares       Price Range    Shares
                   -----------  -------    -----------  -------      ------------   -------

Outstanding,
 beginning of
 year              $0.75-2.875  270,600          $0.75  285,600      $3.125-7.875   351,000

Options granted                             1.50-2.875  105,000              0.75   285,600

Canceled            0.75-2.875  (78,600)          0.75  (72,000)      3.125-7.875  (351,000)

Exercised                                         0.75  (48,000)
                   -----------  -------    -----------  -------      ------------   -------

Outstanding,
 end of year       $0.75-2.875  192,000    $0.75-2.875  270,600             $0.75   285,600
                   ===========  =======    ===========  =======      ============   =======


Eligible for
 exercise
 currently         $0.75-2.875  107,835          $0.75   51,200                 -         -
                   ===========  =======    ===========  =======      ============   =======

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

         4. Shareholders' Equity (cont'd)

                  The table below presents option information for the 1993 Plan:


                     Year ended               Year ended                Year ended
                   Sept. 30, 1999           Sept. 30, 1998            Sept. 30, 1997
                Price range   Shares     Price range   Shares       Price Range   Shares
                ----------    -------    ----------    -------      ------------  -------
Outstanding,
 beginning of
 year           $0.75-5.50    310,500    $0.75-5.50    440,500      $3.125-6.125  647,500

Options
 granted         0.75-1.25    155,600             -          -       0.75 -0.875  385,500

Canceled         0.75-5.50   (125,500)    0.75-4.50   (112,000)      3.125-6.125 (592,500)

Exercised             0.75     (1,000)         0.75   ( 18,000)
                ----------    -------    ----------    -------      ------------  -------

Outstanding,
 end of year    $0.75-5.50    339,600    $0.75-5.50    310,500       $0.75 -5.50  440,500
                ==========    =======    ==========    =======       ===========  =======


Eligible for
 exercise
 currently      $0.75-5.50    133,500    $0.75-5.50     96,000       $4.50 -5.50   43,000
                ==========    =======    ==========    =======       ===========  =======

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999



4. Shareholders' Equity (cont'd)

         The table below presents option information for the 1995 Plan:


                            Year Ended                 Year Ended                Year Ended
                          Sept. 30, 1999             Sept. 30, 1998            Sept. 30, 1997
                       Price range    Shares       Price range   Shares     Price range   Shares
                    --------------    ------       ------------- ------    ------------  -------


    Outstanding,
     beginning of
     year           $  0.75-2.9375    75,002      $  0.75-2.9375 123,000    $       3.00   10,000

    Options granted              -         -         1.625-1.688   9,500     0.75-2.9375  123,000

    Canceled           0.75-1.4375    (8,500)      1.4375-2.9375 (57,498)           3.00  (10,000)

    Exercised                    -         -                   -       -               -        -
                    --------------    ------       ------------- -------    ------------  -------

    Outstanding,
     end of year    $1.4375-2.9375    66,502       $ 0.75-2.9375  75,002    $0.75-2.9375  123,000
                    ==============    ======       ============= =======    ============  =======

    Eligible for
     exercise
     currently      $1.4375-2.9375    49,002       $ 0.75-2.9375  29,750    $     1.4375   12,000
                    ==============    ======       ============= =======    ============  =======

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

4. Shareholders' Equity (cont'd)

         The Financial Accounting Standards Board has issued Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 took effect for transactions entered into during the fiscal year beginning October 1, 1996; with respect to disclosures required for entities that elect to continue to measure compensation cost using prior permitted accounting method, such disclosures must include the effects of all awards granted in the fiscal year beginning October 1, 1995. The Company has elected to follow Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

         Pro forma information regarding net income and earnings per share is required by Statement No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. This fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

         Risk-free interest rate                          6.01%
         Expected dividend yield                             0%
         Expected stock price volatility                  .605%
         Expected life of options                     2-6 years

         The weighted average fair value of options granted during Fiscal 1999 and Fiscal 1998 is $.68 and $.74 per share, respectively.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can mutually affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows (in thousands except for earnings per share amounts):

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999


4. Shareholders' Equity (cont'd)


                Sept. 30, 1999         Sept. 30, 1998       Sept. 30, 1997
                --------------         --------------       --------------

            As reported Pro forma As reported Pro forma As reported Pro forma
            ----------- --------- ----------- --------- ----------- ---------
Net (loss)
 income       ($334)     ($404)     ($3,504)   ($3,594)      $600      $491
(Loss) earn-
 ings per
 share        ($.03)     ($.03)     ($  .28)   ($  .29)      $.05      $.04


                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999



5. Income Taxes


                           1999           1998          1997
                        ---------     ----------     ---------

Expense/(Benefit)

Federal:
  Current               $       -     $        -     $(309,276)
  Deferred                      -        349,002       273,730
State:
  Current                       -              -           300
  Deferred                      -        286,013        16,369
                        ---------     ----------     ---------

                        $       -     $  635,015     $ (18,877)
                        =========     ==========     =========





         Reconciliations of the statutory federal income tax rate of 34% to the effective tax rates are as follows:


                            1999          1998         1997
                           ------        ------       ------

Statutory tax rate         (34.00%)      (34.00%)      34.00%
State income taxes, net
  of federal tax expense
  (benefit)                  9.88%        (4.84%)       1.86
IRS audit adjustment                                    5.32
Permanent differences       10.04%                      1.37%
Increase (decrease) in
  valuation allowance       16.94%        57.46%      (47.77%)
Other                       (2.86%)        2.14%       (6.65%)
                           ------        ------       ------

Effective tax rate              -         22.13%       (3.25%)
                           ======        ======       ======

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999
5. Income Taxes (cont'd)

    Significant components of the Company's deferred tax assets and liabilities as of September 30, 1999 and 1998 are as follows:

                                               September 30,
                                          1999             1998
                                      ----------       ----------

Current deferred tax liability:
  State taxes on deferred
   federal items                      $  (51,957)      $  (68,687)
                                      ----------       ----------

Current deferred tax assets:
  Bad debts                               15,331           55,390
  Inventory reserve                      475,580          477,300
  Reserve for returns and
   allowances                            267,018          303,528
  Unicap                                   8,364            7,787
                                      ----------       ----------

  Total current deferred
   tax assets                            766,293          844,005
Valuation allowance on current
  deferred tax assets                   (714,336)        (775,318)
                                      ----------       ----------

                                          51,957           68,687
                                      ----------       ----------

  Net current deferred tax assets     $        -       $        -
                                      ==========       ==========

Long-term deferred tax liabilities:
  Depreciation                        $ (853,163)      $ (932,290)
                                      ----------       ----------

Long-term deferred tax assets:
  Reserve for litigation                 817,000        1,053,500
  State net operating loss
   carryforwards                         552,210          535,598

  Federal net operating loss carry-
   forward                             1,440,331        1,182,076
                                      ----------       ----------

Total long-term deferred
  tax assets                           2,809,541        2,771,174
Valuation allowance on
  long-term deferred
  tax assets                          (1,956,378)      (1,838,884)
                                      ----------       ----------

                                         853,163          932,290
                                      ----------       ----------

  Net long-term deferred tax
   assets                             $        -       $        -
                                      ==========       ==========

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

5. Income Taxes (cont'd)

         The Company has generated state net operating loss carryforwards of $6,135,663, which will expire in varying amounts beginning on September 30, 2001. The Company has also generated a federal net operating loss carry-forward of $4,206,218, which will expire in varying amounts on September 30, 2013.

         In 1997, approximately $277,000 of the valuation allowance was recognized as a tax benefit. In 1998, the Company increased the valuation allowance to $2,614,202 due to the uncertainty of its ability to fully utilize the federal and state net operating loss carry-forward. In 1999, there was a net increase in the valuation allowance to $2,670,714. As in the prior year, in 1999 no tax benefit was recognized due to the uncertainty of utilizing the net loss carry-forwards.

6.  Commitments and Contingencies
Letters of Credit

         The Company was contingently liable for outstanding letters of credit of $158,202 at September 30, 1999.

Leases

         Rent expense for the years ended September 30, 1999, 1998 and 1997 amounted to $1,022,852, $1,056,934 and $1,024,491, respectively.

         In May 1990, the Company entered into a 60 month lease for manufacturing space. The lease provides for all real estate taxes and operating expenses to be paid by the Company and it contains options to renew for two 60 month periods. The Company exercised its first option and extended the lease for an additional 60 months commencing in June 1995.

         In March 1993, the Company entered into a 60 month lease for office, warehouse and manufacturing space. The lease provides for all real estate taxes and operating expenses to be paid by the Company and it contains an option to renew for an additional 60 month period. In October 1997, the Company exercised its option to renew.

         In August 1995, the Company entered into a 60 month lease for its 130,000 square foot distribution center. The lease provides for all real estate taxes and operating expenses to be paid by the

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

6. Commitments and Contingencies (cont'd)

Company and it contains two options to renew for two five year periods.

     Future minimum rental payments under operating leases are as follows:

         2000                  744,932
         2001                  177,743
         2002                  141,375
         2003                   82,469
                            ----------

                            $1,146,519
                            ==========

Concentration of Labor

         In December 1992, the production and maintenance employees of the Company's wholly owned subsidiary, Sawdust, voted to join local 478 of the International Brotherhood of Teamsters (the "Union"). In the Company's fiscal year ended September 30, 1996 ("Fiscal 1996"), Sawdust renewed its labor agreement with the Union for the benefit of these employees, which agreement expired August 31, 1999. The Union has agreed to work under the terms and conditions of the expired contract until a new contract is negotiated and a determination is made as to the impact of the Company"s investigation into moving a portion of its manufacturing facility overseas. As of September 30, 1999, 47% of the Company's employees were members of the Union. To date, the Company has maintained a favorable relationship with the Union.

7. Loss from Cosmetics Operation:

         During the second quarter of 1997, the Board of Directors determined to discontinue its cosmetics operation and focus its efforts primarily on its writing instruments business. The loss from cosmetics operation reported in the second quarter of 1997 reflects the write-down of certain assets of this operation to their estimated net realizable value (Note 13).

8. Paradise Settlement

         In October 1987, the Company commenced an action against Leon Hayduchok, All-Mark Corporation and Paradise Creations, Inc., (collectively, "Paradise") in the United States District Court for the Southern District of New York which resulted in an adverse multi-million dollar judgment against Pentech. In December 1996, the parties to such litigation entered into a settlement agreement providing, among other things, for Pentech to pay $500,000 at the date of signing, deliver a $3,000,000 promissory note plus interest at the rate of 7% per annum (the "Note") and enter into a five year

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

8. Paradise Settlement (Cont'd)

non-exclusive license to sell such products for a 10% royalty, with an aggregate minimum royalty of $500,000 (the "Paradise Settlement"). The Company paid Paradise the $500,000 at the date of signing in January 1997 and a required payment against the Note of $400,000 in February 1997. In addition, the Note required $100,000 quarterly principal payments commencing January 1, 1998. Quarterly principal payments have been made through October, 1999. The Company also has paid $300,000 against the minimum royalty.

9.  Major Customer and Concentration of Credit Risk

     For the years ended September 30, 1999, 1998 and 1997, the Company had one customer who accounted for 9%, 12% and 13%, respectively, of net sales. Concentration of credit risk with respect to trade receivables is generally limited due to the Company's use of credit limits, credit insurance and ongoing credit evaluations and account monitoring procedures.

10.   401(k) Plan

         The Company has a defined contribution 401(k) plan, covering substantially all employees not covered under a collective bargaining agreement. The plan provides employees an opportunity to make pre-tax payroll contributions to the plan. The plan was amended on April 1, 1996 to incorporate an employer discretionary match of 1/3 of the first 6% of employee contributions. For the years ended September 30, 1999, 1998, 1997 the Company contributed $37,500, $32,558 and $36,273, respectively.

11.  Accrued Expenses

                                          September 30,
                                       1999          1998
                                    ----------   ----------

Accrued returns and advertising
  rebates                           $2,038,410   $1,878,847
Accrued royalties                      430,000      346,940
Other accrued expenses                 586,899    1,126,175
                                    ----------   ----------

                                    $3,055,309   $3,351,962
                                    ==========   ==========

12.  Private Placement

         In January 1997, the Company completed a private offering of 20 Units, each Unit consisting of 100,000 shares of Common Stock of the Company for $50,000 per Unit (the "Private Offering"). The Company received net proceeds of $963,000 from the Private

                   PENTECH INTERNATIONAL INC. AND SUBSIDIARIES

                               September 30, 1999

12.  Private Placement (Cont'd)

Offering. Officers and directors of the Company acquired 52.5% of the Units sold in the Private Offering and participated on the same terms as the other investors in the Private Offering. The terms of the Private Offering were established by a Special Committee of the Board of Directors who did not participate in the Private Offering. The Company was required by its banks (at that time) to raise funds in the Private Offering in order to fund the $500,000 payment referred to in Note 8 and to enable the Company to fund its requirements for capital expenditures.

13.      Sale of Cosmetic Assets/Available-for-Sale Security

         In November 1997, the Company entered into an agreement to sell the fixed assets and inventory of its Cosmetics subsidiary to an outside company, Fun Cosmetics Inc. ("Fun") (significantly owned by a former employee) for its net book value of $758,000 plus 200,000 shares of Fun. In December 1997, $100,000 was received as a down payment, $150,000 was received at closing and a note was issued for approximately $508,000 bearing interest at a rate of 9% per annum. The terms of the note provided that the principal be reduced by $150,000 a month commencing February 1998, until paid. This note was paid in full in March 1998. At the time of sale, the Company assigned no value to the shares received since the acquiring company was a start-up company with minimal assets and was still seeking financing. Since November 1997, Fun has raised additional equity and funding and has become a non-reporting company whose shares are listed on the NASD Electronic Bulletin Board. At September 30, 1999, the value of this stock (based on quoted market prices) was $.907 a share. The Company has the right to begin selling its shares in Fun. However, due to the historically low level of trading activity, the number of shares the Company owns and the fact that the shares are unregistered, there is no assurance the Company will realize the current market value.

14.      Income from Lawsuit Settlement:

         In June 1997, the Company commenced an action against Cooper and Dunham LLP and Lewis H. Eslinger (collectively, "Defendants") in the Supreme Court of the State of New York and County of New York for legal malpractice, gross negligence, misrepresentation and breach of contract in connection with the adverse, multi-million dollar judgment resulting from a patent infringement case which the defendants had been retained to pursue. On April 10, 1998, the Company terminated this action and received a payment of $1,250,000. All actions arising from the patent infringement case have now been discontinued with prejudice.

                           PENTECH INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                 (000's omitted)
                     (Substantially all pledged or assigned)

                                                       June 30,       September 30,
                                                      -----------------------------
                                                         2000              1999
                                                         ----              ----
                                                      (unaudited)
Current Assets:

Accounts Receivable, net of
  allowances for doubtful
  accounts of $90 at June 30, 2000 and
  $36 at September 30, 1999,
  respectively                                          $ 21,307       $ 15,301
Inventories                                               14,215         15,415
Prepaid expenses and other                                 2,555          1,633
Joint venture receivable                                   1,225           --
Available-for-sale security                                    8            181
                                                        -----------------------

Total current assets                                      39,310         32,530
                                                        -----------------------

Furniture and equipment                                    8,452          9,472
  Less accumulated depreciation                           (6,220)        (6,318)
                                                        -----------------------
                                                           2,232          3,154
                                                        -----------------------
Other assets:
  Investment in joint venture                                150           --
  Trademarks, net of accumulated amortization
      of $836 at June 30, 2000 and $762 at
      September 30, 2000                                     244            236
  Due from officer                                           174            174
                                                        -----------------------
                                                             568            410
                                                        -----------------------


                                                        $ 42,110       $ 36,094
                                                        ========================


                           PENTECH INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                 (000's omitted)


                                                          June 30,   September 30,
                                                         -------------------------
                                                            2000         1999
                                                            ----         ----
                                                        (unaudited)
Current liabilities:
  Notes payable, banks                                     $21,637       $13,882
  Accounts payable                                           3,542         3,322
  Accrued expenses                                           2,070         3,056
  Settlement note payable                                      300           300
  Deferred Income from joint venture                           238          --
                                                          ---------------------

  Total current liabilities                                 27,787        20,560
                                                          ---------------------

Other liabilities:
  Royalty payable, long term                                    50            50
  Settlement note payable, long term                         1,300         1,500
                                                          ---------------------
                                                             1,350         1,550
                                                          ---------------------
Shareholders' equity:
   Preferred stock, par value
   $.10 per share; authorized
   500,000 shares; issued and
   outstanding
   none

   Common stock, par value
   $.01 per share; authorized
   20,000,000 shares; 12,571,258 shares issued
  and outstanding at June 30, 2000 and
  September 30, 1999, respectively                             125           125

  Capital in excess of par                                   6,839         6,839

   Retained earnings                                         6,001         6,839

  Accumulated Other Comprehensive Income                         8           181
                                                          ---------------------
                                                            12,973        13,984
                                                          ---------------------
                                                           $42,110       $36,094
                                                          =====================

                           PENTECH INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (000's omitted except for per share amounts)
                                   (unaudited)


                                    Three months ended             Nine months ended
                                          June 30,                      June 30,
                                  -----------------------------------------------------
                                     2000           1999          2000           1999
                                     ----           ----          ----           ----
Net Sales                          $ 23,457       $ 25,472      $ 44,238       $ 45,228

Cost of Sales                        15,533         16,976        29,662         30,361
                                   ----------------------------------------------------

Gross Profit                          7,924          8,496        14,576         14,867

Selling, general and
   administrative expenses            5,964          6,093        13,839         13,234

Plant relocation costs                   52           --             839           --
                                   ----------------------------------------------------

Income (loss) from operations         1,908          2,403          (102)         1,633

(Income) from joint venture            (237)          --            (237)          --

Interest expense                        387            358           973          1,042
                                   ----------------------------------------------------

Income (loss) before taxes            1,758          2,045          (838)           591

Income taxes                           --             --            --             --
                                   ----------------------------------------------------

Net income (loss)                  $  1,758       $  2,045      $   (838)      $    591
                                   ====================================================

Net income (loss) per share
   fully diluted                   $   0.14       $   0.16      $  (0.07)      $   0.05
                                   ====================================================

                           PENTECH INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (000's omitted)
                                   (unaudited)


                                                                                    Nine months ended
                                                                                         June 30,
                                                                                  ---------------------
                                                                                    2000          1999
                                                                                    ----          ----
Cash flows from operating activities:

              Net (loss) income                                                    $  (838)      $   591
                                                                                   -------       -------

              Adjustments to reconcile net (loss) income to net cash provided for operating activities:

              Depreciation and amortization                                            784           788

              (Increase) decrease in:
                          Accounts receivable                                       (6,006)       (6,975)
                          Inventories                                                  705         3,605
                          Prepaid expenses and other                                  (922)         (224)
                          Income taxes receivable                                     --             448
              Increase (decrease) in:
                          Accounts payable                                             220         1,073
                          Accrued expenses                                            (986)         (330)
                          Settlement payable                                          (200)         (450)
                                                                                   -------       -------
              Total adjustments                                                     (6,405)       (2,065)
                                                                                   -------       -------

  Net cash (used in) operating activities                                           (7,243)       (1,474)
                                                                                   -------       -------

Cash flows (used in) investing activities:

              (Increase) in investment in joint venture                               (150)         --
              (Purchase) of furniture/equipment                                       (280)         (365)
              (Increase) decrease in trademarks                                        (82)            7
                                                                                   -------       -------

  Net cash (used in) investing activities                                             (512)         (358)
                                                                                   -------       -------


                           PENTECH INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                                 (000's omitted)
                                   (unaudited)



                                                                 Nine months ended
                                                                      June 30,
                                                               -----------------------
                                                                 2000          1999
                                                                 ----          ----

Cash flows from financing activities:

              Net increase in notes payable                     $ 7,755       $ 1,073
                                                                ---------------------

  Net cash provided by financing activities                       7,755         1,073
                                                                ---------------------

Net (decrease) in cash and cash equivalents                        --            (759)

Cash and cash equivalents, beginning of period                     --             759
                                                                ---------------------

Cash and cash equivalents, end of period                        $  --         $  --
                                                                =====================

Supplemental disclosures of cash flow information:

Non-cash operating activities:
 (Increase) in joint venture receivable                         $(1,225)
 Increase in deferred revenue from joint venture                $   238

 Decrease in fixed assets due to transfer to joint venture      $   491

 Decrease in inventory due to transfer to joint venture         $   495

Non-cash investing activities:
 (Decrease) in fair value of available-for-sale security        $  (173)      $  (297)

Cash paid during the period for:
 Interest                                                       $   936       $ 1,142



                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                      June 30, 2000 and 1999 is unaudited.)



1.      Summary of Significant Accounting Policies:

        Organization:

               Pentech International Inc. (the "Company") was formed in April 1984. A wholly-owned subsidiary, Sawdust Pencil Company ("Sawdust") was formed in November 1989 and commenced operations in January 1991. The Company and its subsidiary are engaged in the production, design and marketing of writing and drawing instruments. The Company primarily operates in one business segment: the manufacture and marketing of pens, markers, pencils and other writing instruments and related products to major mass market retailers located in the United States, under the "Pentech" name or licensed trademark brand. The Company's business is subject to certain seasonal conditions in which sales tend to be concentrated in the third and fourth quarters of the fiscal year. The Company's fiscal year ends September 30.

        Principles of Consolidation:

               The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

        Cash Overdraft:

               Any bank overdrafts are included within accounts payable in the accompanying consolidated balance sheet.

        Unaudited Financial Statements:

               The unaudited financial information includes adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at June 30, 2000 and the results of operations for the three and nine month periods ended June 30, 2000 and 1999 and cash flows for the nine months ended June 30, 2000 and 1999.

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                      June 30, 2000 and 1999 is unaudited.)


1.      Summary of significant accounting policies (Cont'd):

        Inventory and Cost of Sales:

               Inventory is stated at the lower of cost or market (first-in, first-out). Interim inventories are based on an estimated gross profit percentage by product, calculated monthly. Cost of sales for imported products includes the invoice cost, duty, freight in, display and packaging costs. Cost of domestically manufactured products includes raw materials, labor, overhead and packaging costs.

        Equipment and depreciation:

               Equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Major improvements to existing equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the assets are charged to expense as incurred.

        Trademarks:

               Costs related to trademarks are being amortized over a five year period on a straight-line basis.

        Revenue recognition:

               Revenue is recognized upon shipment of product to the customer.

        Fair Value of Financial Instruments:

               The fair value for cash and accounts receivable approximates carrying amounts due to the short maturity of these instruments. The fair value for notes payable approximates carrying amounts due to the variable interest rates.

        Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                      June 30, 2000 and 1999 is unaudited.)



1.      Summary of significant accounting policies (Cont'd):


               accompanying notes. Actual results could differ from those estimates.


        Stock Based Compensation:

               Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 (The information for the three and nine months
                   ended June 30, 2000 and 1999 is unaudited.)

1.      Summary of significant accounting policies (Cont'd):

        (Loss) Earnings per share:

        The following table sets forth the computation of basic and diluted earnings per share:

                                         Three months ended                 Nine months ended
                                              June 30,                          June 30,
                                    ----------------------------      ------------------------------
                                        2000             1999             2000              1999
                                    -----------      -----------      ------------       -----------
Numerator:
        Net income(loss)            $ 1,758,000      $ 2,045,000      $   (838,000)      $   591,000
                                    ===========      ===========      ============       ===========
Denominator:
        Denominator for basic
          earnings per share -
          weighted average
          shares                     12,571,258       12,570,258        12,571,258        12,570,258

Effect of dilutive
  securities:
        Employee stock
          options                            --               --                --            37,140
                                    -----------      -----------      ------------       -----------
Denominator for diluted
  earnings per share -
  adjusted weighted
  average shares and
  assumed conversions:               12,571,258       12,570,258        12,571,258        12,607,398
                                    ===========      ===========      ============       ===========
Basic and diluted (loss)
  per share                         $       .14      $       .16      $       (.07)      $       .05
                                    ===========      ===========      ============       ===========


        Other Recently Issued Accounting Standard:

               In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" which was amended by the Statement of Financial Accounting Standards No. 137 "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and is effective for years beginning after June 15, 2000. The Company has completed its review of SFAS 133 and has concluded that the adoption of this statement would not have any effect on the Company and its reporting.

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                      June 30, 2000 and 1999 is unaudited.)


2.      Inventory

                                  June 30,        September 30,
                                   2000               1999
                               ------------       -------------
Raw materials                  $  4,937,000       $  4,262,000
Work-in-process                   1,017,000          1,748,000
Finished goods                    9,158,000         10,511,000
Allowance for slow-moving
 items                             (897,000)        (1,106,000)
                               ------------       ------------
                               $ 14,215,000       $ 15,415,000
                               ============       ============


                                             June 30,       September 30,
                                               2000            1999
                                            -----------     ------------
3.      Notes Payable, bank:
        Revolving line of credit with
         interest payable monthly
         at prime plus .5% (10.0%
         at June 30, 2000 and
         8.75% at September 30, 1999)       $ 1,637,000     $ 1,882,000


        Revolving line of credit with
         interest payable at maturity
         at libor plus 2.5% (9.18% at
         June 30, 2000 and ranging
         from 7.76% to 7.87% at
         September 30, 1999)                 20,000,000      12,000,000
                                            -----------     -----------
                                            $21,637,000     $13,882,000
                                            ===========     ===========


        In January 1997, the Company entered into a three year Revolving Credit Agreement with BankAmerica Business Credit, Inc. now known as Bank of America, N.A. (BABC) (the "Credit Agreement"). Borrowings under the Credit Agreement are subject to limitations based upon eligible inventory and accounts receivable as defined in the Credit Agreement. Borrowings under the Credit Agreement accrue

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                     June 30, 2000 and 1999 is unaudited.)


interest, at the Company's option, at either prime plus .5% or libor plus 2.5%.

        In December 1999, the Company and BABC entered into an agreement to renew the Credit Agreement for an additional three years (the "Renewal"). The Renewal, among other things, waives compliance with certain financial covenants violated at September 30, 1999, modifies the financial covenants for the next three fiscal years, increases the maximum inventory advance and allows for a seasonal over-advance.

        The Renewal is collateralized by a security interest in substantially all of the assets of the Company. In connection with the Renewal, the Company has agreed to the maintenance of certain financial covenants and cannot declare a cash divided without the consent of BABC.

4.      Contingency:

        At June 30, 2000, the Company was contingently liable for outstanding letters of credit of $224,012.

5.      Income Taxes:

        Following is a reconciliation to income taxes at the statutory rate:

                                     Three months ended      Nine months ended
                                        June 30, 2000          June 30, 2000
                                        -------------          -------------
Income tax at Federal
 statutory rate applied to
 income before taxes                      $ 598,000              $(285,000)

State income taxes, net of
 Federal tax benefit                         54,000                (26,000)

(Decrease)increase in
 valuation allowance                       (652,000)               311,000
                                          ---------              ---------
                                          $      --              $      --
                                          =========              =========

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
              (The information for the three and nine months ended
                     June 30, 2000 and 1999 is unaudited.)


6.      Paradise Settlement

        In Fiscal 1997, the Company entered into a settlement agreement with Leon Hayduchok, All-Mark Corporation and Paradise Creations, Inc., (collectively, "Paradise") providing, among other things, for Pentech to pay $500,000, deliver a $3,000,000 promissory note plus interest at the rate of 7% per annum (the "Note") and enter into a five year non-exclusive license to sell such products for a 10% royalty, with an aggregate minimum royalty of $500,000 (the "Paradise Settlement"). The Company paid $500,000 at the date of signing in January 1997 and a required payment against the Note of $400,000 in February 1997. In addition, the Note required $100,000 quarterly principal payments commencing January 1, 1998. Quarterly principal payments have been made through July 2000. The Company also paid $400,000 against the minimum royalty.


7.      Available-for-Sale Security

        The value of Fun Cosmetics, Inc. stock (based on quoted market prices) as of June 30, 2000 was $.04 a share. However, due to the historically low level of trading activity, the number of shares the Company owns, the shares are unregistered and the Company has recently became aware that Fun has discontinued active operations, there is no assurance the Company will realize the current market value.

                                       Accumulated Other
                                      Comprehensive Income
                                      --------------------
                                      June 30,     June 30,
                                       2000         1999
                                      -------      -------
Net (loss) income                     $  (838)     $   591

Unrealized loss on available-for-
 sale security                           (173)        (297)
                                      -------      -------

Comprehensive (loss) income           $(1,011)     $   294
                                      =======      =======

                           PENTECH INTERNATIONAL INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 (The information for the three and nine months
                   ended June 30, 2000 and 1999 is unaudited.)


8.      Joint Venture

        During the quarter ended December 31, 1999, the Company formed a strategic partnership with a manufacturer in Shanghai, China with the purpose of developing and manufacturing both existing products and many of the Company's new products in development. The terms of the joint venture provide for Pentech to receive cash for some of its manufacturing equipment and obtain a 50% ownership in the new entity being formed in China. In addition, there are costs associated with the relocation of the Company's domestic manufacturing facility. As of June 30, 2000, the Company has shipped approximately $1,462,000 worth of equipment and inventory and incurred relocating costs of approximately $839,000.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and for the year ended December 31, 1999 give effect to the acquisition of Pentech International. The pro forma consolidated balance sheet presents our financial position as if the acquisition of Pentech International had occurred on June 30, 2000. The pro forma consolidated statements of operations present our results as if the acquisition of Pentech International had occurred on January 1 of each period presented. Our fiscal year end is December 31 and Pentech Internationals' fiscal year end is September 30. Our second quarter for our current fiscal year ended June 30, 2000, while the third quarter of Pentech Internationals' fiscal year ended June 30, 2000. The pro forma consolidated balance sheet as of June 30, 2000 is based upon our historical balance sheet as of June 30, 2000 which has been adjusted for the effects of the Pentech International acquisition. The pro forma consolidated statement of operations for the six months ended June 30, 2000 is based upon our historical results and the pro forma statement of operations for Pentech International for the six months ended June 30, 2000. The pro forma consolidated statement of operations for the year ended December 31, 1999 is based on our historical statement of operations and the pro forma statement of operations of Pentech International for the year ended December 31, 1999.

     The pro forma consolidated financial statements include, in management's opinion, all material adjustments necessary to reflect the acquisition of Pentech International. The pro forma consolidated financial statements do not represent the Company's actual results of operations, including the acquisitions, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The pro forma consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and the related notes thereto and Pentech Internationals' financial statements and the related notes thereto included elsewhere herein.

                      JAKKS PACIFIC, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000

                                               HISTORICAL     PRO FORMA        PRO FORMA
                                                 JAKKS       ADJUSTMENTS     BALANCE SHEET
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................  $ 65,777,215   $(30,704,896)(1) $35,072,319
  Marketable securities.....................    28,045,705             --      28,045,705
  Accounts receivable, net..................    45,253,165     21,307,000(2)   66,560,165
  Inventory, net............................    19,640,391     14,215,000(2)   33,855,391
  Prepaid expenses and other current
     assets.................................     3,214,020      3,780,000(2)    6,994,020
                                              ------------   ------------    ------------
           Total current assets.............   161,930,496      8,597,104     170,527,600
                                              ------------   ------------    ------------
Property and equipment, at cost.............    21,736,186      2,232,000(2)   23,968,186
Less accumulated depreciation and
  amortization..............................     7,796,954             --       7,796,954
                                              ------------   ------------    ------------
           Property and equipment, net......    13,939,232      2,232,000      16,171,232
                                              ------------   ------------    ------------
Notes receivables - Officers................     3,250,000             --       3,250,000
Goodwill, net...............................    45,190,119      8,157,896(3)   53,348,015
Trademarks, net.............................    12,368,897             --      12,368,897
Investment in joint venture.................     2,358,885        150,000(4)    2,508,885
Other.......................................     1,153,741             --       1,153,741
                                              ------------   ------------    ------------
           Total assets.....................  $240,191,370   $ 19,137,000    $259,328,370
                                              ============   ============    ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....  $ 34,605,966   $  5,850,000(4) $ 40,455,966
  Short term debt...........................            --     11,637,000(4)   11,637,000
  Current portion of long term debt                     --        300,000(4)      300,000
  Income taxes payable......................     3,669,104             --       3,669,104
                                              ------------   ------------    ------------
           Total current liabilities........    38,275,070     17,787,000      56,062,070
                                              ------------   ------------    ------------
Long term debt..............................            --      1,350,000(4)    1,350,000
Deferred income taxes.......................       826,020             --         826,020
                                              ------------   ------------    ------------
           Total liabilities................    39,101,090     19,137,000      58,238,090
                                              ------------   ------------    ------------
Commitments
STOCKHOLDERS' EQUITY
  Preferred stock...........................            --             --              --
  Common stock..............................        19,413             --          19,413
  Additional paid-in capital................   155,921,232             --     155,921,232
  Retained earnings.........................    45,149,635             --      45,149,635
                                              ------------   ------------    ------------
           Total stockholders' equity.......   201,090,280             --     201,090,280
                                              ------------   ------------    ------------
           Total liabilities and
             stockholders' equity...........  $240,191,370   $ 19,137,000    $259,328,370
                                              ============   ============    ============

See notes to unaudited pro forma consolidated financial statements.

                      JAKKS PACIFIC, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999


                                                                               PRO FORMA        PRO FORMA
                                            ACTUAL               COMBINED     ADJUSTMENTS        RESULTS
                                  ----------------------------
                                                    PENTECH
                                     JAKKS       INTERNATIONAL
                                   (AUDITED)      (UNAUDITED)
Net sales.......................  $183,685,124    $60,666,084    $244,351,208   $       --      $244,351,208
Cost of sales...................   107,601,639     41,292,037     148,893,676           --       148,893,676
                                  ------------    -----------    ------------   -----------     ------------
Gross profit....................    76,083,485     19,374,047      95,457,532           --        95,457,532
Selling, general and
  administrative expenses.......    51,154,627     18,483,990      69,638,617      589,577 (5)    70,228,194
                                  ------------    -----------    ------------   -----------     ------------
Income from operations..........    24,928,858        890,057      25,818,915     (589,577)       25,229,338
Other (income) expense..........    (5,374,835)     1,602,666      (3,772,169)    (347,417)(6)    (4,119,586)
                                  ------------    -----------    ------------   -----------     ------------
Income before provision for
  income taxes..................    30,303,693       (712,609)     29,591,084     (242,160)       29,348,924
Provision for income taxes......     8,333,844            --        8,333,844     (381,908)(7)     7,951,936
                                  ------------    -----------    ------------   -----------     ------------
Net income......................  $ 21,969,849    $  (712,609)   $ 21,257,240   $   139,748     $ 21,396,988
                                  ============    ===========    ============   ===========     ============
Basic earnings per share........                                                                $       1.51
                                                                                                ============
Weighted average shares
  outstanding...................                                                                  13,879,304
                                                                                                ============
Diluted earnings per share......                                                                $       1.36
                                                                                                ============
Weighted average shares and
  equivalents outstanding.......                                                                  15,839,679
                                                                                                ============

                SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)



                                                                                    PRO FORMA       PRO FORMA
                                              ACTUAL                  COMBINED     ADJUSTMENTS       RESULTS
                                   ------------------------------
                                                     PENTECH
                                      JAKKS       INTERNATIONAL
Net sales........................  $101,359,796    $33,953,000      $135,312,796    $      --      $135,312,796
Cost of sales....................    59,508,310     22,602,000        82,110,310           --        82,110,310
                                   ------------    -----------      ------------    ---------      ------------
Gross profit.....................    41,851,486     11,351,000        53,202,486           --        53,202,486
Selling, general and
  administrative expenses........    31,131,931     10,104,000        41,235,931      294,789 (5)    41,530,720
                                   ------------    -----------      ------------    ---------      ------------
Income from operations...........    10,719,555      1,247,000        11,966,555     (294,789)       11,671,766
Other (income) expense...........    (7,873,050)     1,065,000        (6,808,050)    (169,000)(6)    (6,977,050)
                                   ------------    -----------      ------------    ---------      ------------
Income before provision for
  income taxes...................    18,592,605        182,000        18,774,605     (125,789)       18,648,816
Provision for income taxes.......     5,752,411             --         5,752,411       22,484 (7)     5,774,895
                                   ------------    -----------      ------------    ---------      ------------
Net income.......................  $ 12,840,194    $   182,000      $ 13,022,194    $(148,273)     $ 12,873,921
                                   ============    ===========      ============    =========      ============
Basic earnings per share.........                                                                  $       0.67
                                                                                                   ============
Weighted average shares
  outstanding....................                                                                    19,334,289
                                                                                                   ============
Diluted earnings per share.......                                                                  $       0.63
                                                                                                   ============
Weighted average shares and
  equivalents outstanding........                                                                    20,340,462
                                                                                                   ============

See notes to unaudited pro forma consolidated financial statements

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated financial statements have been adjusted for the items relating to the acquisition of Pentech International as set forth below:

BALANCE SHEET

(1) Cash paid on or about the closing of the Pentech International acquisition:

Cash paid to stockholders and option holders...........  $20,429,896
Settlement of certain indebtedness.....................   10,000,000
Other acquisition costs................................      275,000
                                                         -----------
                                                         $30,704,896
                                                         ===========

(2) Assets acquired in the Pentech International acquisition

(3) Excess of consideration paid over fair market value of Pentech International assets acquired

(4) Liabilities assumed in the Pentech International acquisition

STATEMENTS OF OPERATIONS


                                                PRO FORMA          PRO FORMA SIX MONTHS
                                               YEAR ENDED             ENDED JUNE 30,
                                            DECEMBER 31, 1999              2000
(5) Selling, general and administrative
    expenses are adjusted to reflect:
           Fees payable pursuant to
             supplemental and consulting
             services agreements entered
             into between certain sellers
             of Pentech International and
             JAKKS........................     $   317,647              $   158,824
           Amortization of goodwill.......         271,930                  135,965
                                               -----------              -----------
                                               $   589,577              $   294,789
                                               ===========              ===========

(6) Other (income) expense is adjusted to
    reflect the elimination of interest
    expense related to borrowings made by
    Pentech International as if they had
    been repaid on January 1, 1999             $   347,417              $   169,000
                                               ===========              ===========
(7) Provision for income taxes is adjusted
    to reflect the tax effect of the pro
    forma adjustments.....................     $  (381,908)             $    22,484
                                               ===========              ===========

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 11, 2000

                                      JAKKS PACIFIC, INC.


                                      By:    /s/ Joel M. Bennett
                                             -----------------------------------
                                             Joel M. Bennett
                                             Executive Vice President

                                  EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------
2.1             Agreement of Merger dated as of May 22, 2000 among JAKKS
                Pacific, Inc., JAKKS Acquisition II, Inc. and Pentech
                International Inc.(1)

2.2             First Amendment dated as of July 13, 2000 to Agreement of
                Merger(1)

2.3             Voting and Lock-Up Agreement dated May 22, 2000 among JAKKS
                Pacific, Inc. and certain stockholders of Pentech International
                Inc.(1)

10.1            Loan and Security Agreement dated as of January 13, 1997 among
                Pentech International Inc., certain subsidiaries thereof and Bank of America, N.A. (formerly BankAmerica Business Credit,
                Inc.)(2)

10.2 Waiver and First Amendment dated as of January 11, 1999 to Loan and Security Agreement(3)

10.3            Waiver, Consent and Second Amendment dated as of December 20,
                1999 to Loan and Security Agreement(4)

10.4            Consent, Waiver and Third Amendment dated as of July 27, 2000 to
                Loan and Security Agreement(1)

23.1            Consent of Ernst & Young LLP(5)

---------------------
        (1)    Previously filed

        (2) Incorporated by reference to exhibit 10.7 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1996

        (3) Incorporated by reference to exhibit 10.5 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1998

        (4) Incorporated by reference to exhibit 10.6 of the Annual Report on Form 10-K of Pentech International Inc. for its fiscal year ended September 30, 1999
        (5)    Filed herewith